THIS SECURED CONVERTIBLE DEBENTURE AND THE. SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS SECURED CONVERTIBLE DEBENTURE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, TN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

THIS NOTE IS AN AMENDMENT, MODIFICATION AND RESTATEMENT OF THAT CERTAIN 11% SENIOR SECURED CONVERTIBLE MADE BY FUTR (AS DEFINED BELOW) IN FAVOR OF LENDER (THE “ORIGINAL NOTE”) WHICH ORIGINAL NOTE IS NOT BEING REPAID OR REFINANCED BY VIRTURE OF THE ISSUANCE AND ACCEPTANCE OF THIS INSTRUMENT. IT IS THE INTENT OF BORROWER AND HOLDER THAT THE [INDEBTEDNESS] OF THIS INSTRUMENT SHALL BE A CONTINUANCE OF THE [INDEBTEDNESS OF THE ORIGINAL NOTE.

AMENDED AND RESTATED SECURED CONVERTIBLE DEBENTURE

$1,800,000	June __, 2010

Original Investment Date (determined pursuant to Rule 144(d)(3)(ii)):	October 30, 2007

FOR VALUE RECEIVED, the undersigned, GROK SOFTWARE, INC., a Delaware corporation, (“GROK”), FUTURE NOW GROUP, INC., a Nevada corporation (“FUTR”), FUTURE NOW, INC., a Delaware corporation (“FNI”), INTELLECTUAL PROPERTY LICENSING GROUP, INC., a Delaware corporation ("IPLG"), ELEMENTAL BUSINESS, INC., a Utah corporation (“EBI”), FUTURE NOW CONSULTING, INC., a Delaware corporation (“FNC” and together with GROK, FUTR, FNI, IPLG and EBI, individually and collectively, jointly and severally, the “Borrower”) with offices at 80 Mountain Laurel Road, Fairfield, CT 06824, hereby unconditionally promises to pay to the order of PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD., its endorsees, successors and assigns (the “Lender”), in lawful Money of the United States, at 1400 Old Country Road, Suite 206, Westbury, New York 11590, or such other address as the Lender may from time to time designate, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000) (the “Loan”). This Debenture shall mature and become due and payable in full on March 31, 2014 (the “Maturity Date”).

1.           Terms of Repayment. Principal of and interest on this Debenture shall be paid by the Borrower as follows:

(a)          Interest at the rate of fifteen percent (l5%) per annum from the date hereof through the Maturity Date shall be paid in full at the Maturity Date.

(b)           Principal shall be due and payable as follows:

(i)           In addition to any prepayment required as a result of an Event of Default hereunder, the Loan shall be subject to mandatory prepayment as follows:

(A)           the outstanding principal amount of the Loan shall be immediately prepaid by an amount equal to 100% of all Net Cash Proceeds (as defined in Section 17)

(B)           beginning December 31, 2010, the outstanding principal amount of the Loan shall be immediately prepaid by an amount equal to the Excess Cash Flow (as defined in Section 17), within forty-five (45) days after the end of such fiscal quarter.  Amounts prepaid hereunder shall be applied first to the outstanding principal amount of the Loan;

(ii)           any and all remaining outstanding principal (and accrued interest) shall be paid in full on the Maturity Date

(c)           The Borrower further agrees that, if any payment made by the Borrower or any other person is applied to this Debenture and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter pledged as security for this Debenture is required to be returned by Lender to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment; the Borrower’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereunder securing the Borrower’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, this Debenture (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect, the obligations of the Borrower in respect to the amount of such payment (or any lien, security interest or other collateral securing such obligation).

(d)           All computations of interest shall be made by Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding day and such extension of time shall in such case be included in the computation of payment of interest.

2.           Conversion.

(a)           The Lender shall have the option, at any time on or before the Maturity Date, to convert the outstanding principal of this Debenture into fully-paid and nonassessable shares of FUTR’s common stock (“Common Stock”) at the rate per share equal to the Conversion Price (the “Conversion Rate”).  As used herein, the following terms have the following meanings:

(i)           The Conversion Price means 70% of the average of the three lowest closing prices of the Common Stock during the twenty-day trading period immediately prior to a notice of conversion,

To exercise any conversion, the holder of this Debenture surrender the Debenture to the Borrower during usual business hours at the offices of the Borrower, accompanied, by a written notice in the form attached hereto as Exhibit A, Notice of Conversion, and made a part hereof.

(b)           As promptly as practicable after the surrender of this Debenture by the Lender, the Borrower shall deliver or cause to be delivered to the Lender, certificates for the full number of Shares issuable upon conversion of this Debenture, in accordance with the provisions hereof, together with a duly executed new Debenture of the Borrower in the form of this Debenture for any principal amount not so converted. Such conversion shall be deemed to have been made at the time that this Debenture was surrendered for conversion and the notice specified herein shall have been received by the Borrower.

(c)           The number of shares issuable upon conversion of this Debenture or repayment by the Borrower in shares shall be proportionately adjusted if the Borrower shall declare a dividend of capital stock on its capital stock, or subdivide its outstanding capital stock into a larger number of shares by reclassification, stock split or otherwise, which adjustment shall be made effective immediately after the record date in the case of a dividend, and immediately after the effective date in the case of a subdivision. The number of shares issuable upon conversion of this Debenture or any part thereof shall be proportionately adjusted in the amount of securities for which the shares have been changed or exchanged in another transaction for other stock or securities, cash and/or any other property pursuant to a merger, consolidation or other combination. The Borrower shall promptly provide the holder of this Debenture with notice of any events mandating an adjustment to the conversion ratio, or for any planned merger, consolidation, share exchange or sale of the Borrower, signed by the President and Chief Executive Officer of Borrower.

(d)           Percentage Cap.  Notwithstanding the provisions of this Debenture, in no event (except (i) as specifically provided in the Debenture as an exception to this provision, (ii) during the forty-five (45) day period prior to the Maturity Date, or (iii) while there is outstanding a tender offer for any or all of tire Shares of the Borrower’s Common Stock) shall the Lender be entitled to .convert this Debenture, or the Borrower have the obligation or option to issue shares upon such conversion or in lieu of :cash payments hereunder, to the extent that, after such conversion or issuance the sum of (1) the number of shares of Common Stock beneficially owned by the Lender and its affiliates; and (2) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of the proviso is being made, would result in beneficial ownership by the Lender and its affiliates of more than 4.99% (the ‘Percentage Cap”) of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Lender upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 12(d) of the Securities Exchange Act of 1934, as amended.

3.           Liability of the Borrower.  The Borrower is unconditionally, and without regard to the liability of any other person, liable for the payment and performance of this Debenture and such liability shall not be affected by an extension of time, renewal, waiver, or modification of this Debenture or the release, substitution, or addition of collateral for this Debenture. Each person signing this Debenture consents to any and all extensions of time, renewals, waivers, or modifications, as well as to release, substitution, or addition of guarantors or collateral security, without affecting, the Borrower’s liabilities hereunder.. Lender is entitled to the benefits of any collateral agreement, guarantee, security agreement, assignment, or any other documents which may be related to or are applicable to the debt evidenced by this Debenture, all of which are collectively refereed to as “Loan Documents” as they now exist, may exist in the future, have existed, and as they may be amended, modified, renewed, or substituted.

4.           Representations and Warranties.  The Borrower represents and warrants as follows:  (i) each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its incorporation; (ii) the execution, delivery and performance by each Borrower of this Debenture are within the Borrower’s powers, have been duly authorized by all necessary action, and do not contravene (A) such Borrower’s certificate of incorporation or bylaws or (B) (x) any law or (y) any agreement or document binding on or affecting such Borrower, (iii) no authorization or approval or other action by, and no notice to or filing with any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by such Borrower of this Debenture; (iv) this Debenture constitutes the legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of. general principles of equity; (v) each Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Borrower is duly qualified to conduct its business and is in good standing in all jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; (vi) there is no pending or, to any Borrower’s knowledge, threatened action or proceeding affecting a any Borrower before any governmental agency or arbitrator which challenges or relates to this Debenture or which may otherwise have a material adverse effect on the Borrower; (viii) after giving effect to the transactions contemplated by this Debenture, each Borrower is Solvent; (ix) no Borrower is in violation or default of any provision of (A) its certificate of incorporation or by-laws, each as currently in effect, or (B) any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Borrower is subject, and (x) this Debenture is validly issued, free of any taxes, hens, and encumbrances related to the issuance hereof and is not subject to preemptive right or other similar right of members of each Borrower, and (xi) the Borrower has taken all required action to reserve for issuance. such number of shares of Common Stock as may be issuable from time to time upon conversion of this Debenture.

5.           Covenants.  So long as any principal or interest is due hereunder and shall remain unpaid, each Borrower will, unless the Lender shall otherwise consent in writing:

(a)	Maintain and preserve its existence, rights and privileges;

(b)           Other than a proposed sales and marketing credit facility of up to $700,000 on substantially the terms attached hereto as Exhibit B, the Company will not incur any other indebtedness unless such indebtedness is subordinated to the prior payment in full of this Debenture on terms reasonably satisfactory to the Lender:

(c)           Not (i) directly or indirectly sell lease or otherwise dispose of (A) any of its property or assets other than in its ordinary course of business or (B) substantially all of its proper ties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower;

(d)           Give written notice to Lender upon the occurrence of an Event of Default (as defined below) or any event but for the giving of notice or lapse of time, or both, would constitute an Event of Default within five (5) Business Days of such event;

(e)           Not use the proceeds from the issuance of this Debenture in any way for any purpose that entails a violation of, or is inconsistent with, Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.

(f)           Comply in all material respects with all applicable laws (whether federal, state, or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial).

(g)	Not redeem or repurchase capital stock of any Borrower;

(h)
Not make any advance or loan to any person, firm or corporation, except for reasonable travel or: business expenses advanced to the Company’s employees or independent contractors in the ordinary course of business and approved by the Board of Directors;

(i)	Not acquire all or substantially all of the assets of another entity;

(j)           Not pay any officer or consultant a fixed salary in excess of $125,000/year;

(k)           Not allocate more than 25% of total revenue to sales and marketing costs in the calculation of Adjusted Earnings for repayment of the Debenture;

(l)            Not pay annual bonuses which, collectively exceed (A) 10% of Adjusted Earnings for the year ended December 31, 2010; (B) 12.5% of Adjusted Earnings for the year ended December 31, 2011 and (C) 15% of Adjusted Earnings for the year ended December 31, 2012 or any year thereafter;

(m)           Not prepay any indebtedness, except for trade payables incurred in the ordinary course of the Borrower’s business;

(n)           Not declare, pay or set apart for payment any dividend or other distribution with respect to any shares of capital stock of any Borrower;

(o)           Not take any action which would impair the rights and privileges of this Debenture set forth herein or the rights and privileges of the holder of this Debenture; and

(p)           Deliver to the Lender quarterly financial statements within thirty (30) days after the end of each quarter in form, scope and substance satisfactory to the Lender and annual audited financial statements (with respect to within ninety (90) days after the end of each fiscal year.

6.           Events of Default. Each and any of the following shall constitute a default and, after expiration of a grace period, if any, shall constitute an “Event of Default” hereunder:

(a)           the nonpayment of principal, late charges or any other costs or expenses promptly when due of any amount payable under this Debenture or the nonpayment by the Borrower of any other obligation to the Lender.

(b)           an Event of Default under this Debenture (other than a payment default described above), [or any other failure of the Borrower to observe or perform any present or future agreement of any nature whatsoever with Lender], including, without limitation, any covenant set forth in this Debenture;

(c)           if Borrower shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) the Borrower shall take any action indicating its consent to, approval of or acquiescence in, or in furtherance of any of the acts set forth; or (iv) the Borrower shall generally not or shall be unable to, pay its debts as they become due or shall admit in writing its inability to pay its debts

(d)           any representation or warranty made by the Borrower or any other person or entity under this Debenture or under any other Loan Documents shall prove to have been incorrect in any material respect when made; or

(e)           an event of default or default shall occur and be continuing under any other material agreement, document or instrument binding upon the Borrower including, without limitation, any instrument for borrowed money in excess of filly thousand dollars ($50,000) (whether or not any such event of default or default is waived by the holder thereof) and including, without limitation, under any other Transaction Document (as defined in the Agreement);

(f)           the entry of any judgment against Borrower or any of its property for an amount in excess of fifty thousand dollars ($50,000) that remains unsatisfied for thirty (30) days;

(g)           any material adverse change in the condition or affairs (financial or otherwise) of the Borrower shall occur which; in fire sole opinion of the Lender, increases its risk with respect to loans evidenced by this Debenture;

(h)           the sale of all of substantially all of the assets, or change in ownership or the dissolution, liquidation, merger, consolidation, or reorganization of Borrower without the Lender’s written consent.

7.           Secured Obligation. The obligations under this Note are secured pursuant to the Security Agreements (as defined in Section 17).

8.           Lender’s Rights Upon Default.  Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately; (a) accelerate the maturity of this Debenture and demand immediate payment in full, whereupon the outstanding principal amount of the Debenture and all obligations of Borrower to Lender, together with accrued interest thereon and accrued charges and costs; shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and (b) exercise all legally available rights and privileges.

9.           Default Interest Rate.  Upon an Event of Default, without any further action on the part of Lender, interest will thereafter accrue at the rate of eighteen percent (18%) per annum (the “Default Rate”), until all outstanding principal, interest and fees are repaid in full by Borrower.

10.           Usury.  In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower’s obligation to repay the principal of and interest on the Debenture. This confirms that the Borrower and by its acceptance of this Debenture, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

11.           No Prepayment.  This Debenture may not be prepaid in whole or in part, at any time, without the prior written consent of the Lender except pursuant to the provisions of Section 1(e).

12.           Costs of Enforcement.  Borrower hereby covenants and agrees to indemnify, defend and hold Lender harmless from and against all costs and expenses, including reasonable attorneys’ fees and their costs, together with interest thereon at the Prime Rate, incurred by Lender in enforcing its rights under this Debenture; or if Lender is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a lender, or if Lender is requested to respond to any subpoena or other legal process issued in connection with this Debenture; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys’ fees and their costs incurred in any bankruptcy case: or for any legal or appraisal reviews, advice or counsel performed for Lender following a request by Borrower for waiver, modification or amendment of this Debenture or any of the other Loan Documents.

13.           Governing Law.  This Debenture shall be binding upon and inure to the benefit of the Borrower and the. Lender and then respective successors and assigns; provided that the Borrower may not assign this Debenture, in whole or in part, by operation of law or otherwise, without the prior written consent of the Lender. The Lender may assign or otherwise participate out all or part of, or any interest in, its rights and benefits hereunder and to the extent of such assignment or participation such assignee shall have the same, rights and benefits against the Borrower as it would have had if it were the Lender. This Debenture, and any claims arising out of relating to this Debenture, whether in contract or, tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

14.           Jurisdiction.  THE BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT. UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS DEBENTURE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NEW YORK, IN EACH CASE, IN THE COUNTY OF NASSAU. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS DEBENTURE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE BORROWER AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 15 OF THIS DEBENTURE.  ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS.

15.           Miscellaneous.  (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, and demand.  (b) Time is of the essence for each of Borrower’s covenants under this Debenture.  (c) The rights and privileges of Lender under this Debenture shall inure to the benefit of its successors and assigns. All obligations of Borrower in connection with this Debenture shall bind Borrower’s successors and assigns, and Lender’s conversion rights shall succeed to any successor securities to Borrower’s common stock.  (d) If any provision of this Debenture shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof but this Debenture shall be construed as if such invalid or unenforceable provision had never been contained herein.  (e) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender’s right to exercise that or any other right or remedy to which Lender is entitled. No delay or omission by Lender in exercising, or failure by Lender to exercise on any one or more occasions, shall be construed as a waiver or novation of this Debenture or prevent the subsequent exercise of any or all such rights.  (f) This Debenture may not be waived, changed, modified, or discharged orally, but only in writing.

16.           Notice, Etc. Any notice required by the provisions of this Debenture will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (e) five (5) days after having been sent by registered or certified mail return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

Grok Software, Inc.
Future Now Group, Inc.
Future Now, Inc.
Intellectual Property Licensing Group, Inc.
Elemental Business, Inc.
Future Now Consulting, Inc.
80 Mountain Laurel Road
Fairfield, CT 06824
Attention:  William E. Schloth, CFO
Facsimile Numbers: 203-659-1690

If to Lender:

Professional Offshore Opportunity Fund, Ltd.
1400 Old Country Road, Suite 206
Westbury, New York 11590
Attention: Howard Berger
Facsimile Number: (516) 228-8270

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties

17.           Definitions.  For the purposes hereof,, the following terms shall have the following meanings:

“Adjusted Earnings” means, for any period, with respect to the Borrower and their Subsidiaries on a consolidated basis (i) net income (as that term is determined in accordance with GAAP) for such period, plus (ii) the amount of depreciation and amortization of fixed and intangible assets deducted in determining such net income for such period, plus (iii) all interest expense and all fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon indebtedness (including indebtedness to the Lender) paid or payable during such period, plus (iv) all tax liabilities paid or accrued during such period, less (v) the amount of all gains (or plus the amount of all losses) realized during such period upon the sale or other disposition of property or assets that are sold or otherwise disposed of outside the ordinary course of business.

“Agreement” shall mean that certain Agreement dated the date hereof among the Borrower and the Lender.

“Change of Control Transaction” shall mean the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934) of in excess of 33% of the voting securities of a Borrower, (ii) a replacement of more than one-half of the members of a Borrower’s board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of any Borrower with or into another entity, the direct or indirect consolidation or sale of all or substantially all of the assets of any Borrower in one or a series of related transactions, unless following such transaction, the holders of such Borrower’s securities continue to hold at least 66% of such securities following such transaction, or (iv) the execution by any Borrower of an agreement to which any Borrower is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

 “Excess Cash Flow” means (without duplication), with respect to the Borrower and their subsidiaries for any fiscal period, the difference of (A) $750,000 and (B) Adjusted Earnings for such period.

“Fair Market Value” on a date shall be the average of the daily closing prices for the five (5) consecutive trading clays before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security arc listed, or (b) if quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use the mean between the closing high bid and low asked quotations of such security in the over-the-counter market as shown by NASDAQ or such similar system of automated dissemination of quotations of securities prices, as reported by any member firm of the New York Stock Exchange selected by the Lender, (c) if not quoted as described in clause (b), the mean between the high bid and low asked quotations for the shares as reported by NASDAQ or any similar successor organization, as reported by any member firm of the New York Stack Exchange selected by the Lender. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if bid and asked quotations are reported but actual transactions are not and in the manner set forth in, clause (b) of the preceding sentence if actual transactions arc reported.

“Net Cash Proceeds” means, the aggregate cash proceeds received by any Borrower in respect of (i) any sale or issuance of equity securities of such Borrower and (ii) any sale or other disposition of assets of such Borrower,  and (iii) any Change of Control Transaction each case net of (without duplication) (A) the reasonable out-of-pocket expenses incurred in effecting such issuance, sale or other disposition and (B) any taxes reasonably attributable to such asset sale and reasonably estimated by such Borrower to be actually payable.

“Security Agreements” means collectively (i) the Amended and Security Agreement, dated as of the date hereof, between the Borrower and the Lender, as amended modified or supplemented from time to time in accordance with its terms, and (ii) the Stock Pledge Agreement, dated as of the date hereof, between the Borrower and the Lender.

“Solvent” shall mean, with respect to any person or entity on a particular date that on such date (i) the fair value of the property of such person or entity is not than the total amount of the liabilities of such person or entity, (ii) the present fair salable value of the assets of such person or entity is not less than the amount required to pay (E) the probable liability on such person’s existing debts as they become absolute and matured, (iii) such person or entity is able to realize upon its assets and pay its debts and other liabilities, (iv) such person or entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such person or entity’s ability to pay as such debts and liabilities mature and (v) such person or entity is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such person’s or entity’s property would constitute unreasonably small capital.

IN WITNESS WHEREOF, the undersigned has executed this Convertible Subordinated Debenture as of the date first set forth above.

GROK SOFTWARE, INC.

By: _______________________________
Its: _______________________________

FUTURE NOW GROUP, INC.

By: _______________________________
Its: _______________________________

FUTURE NOW, INC.

By: _______________________________
Its: _______________________________

INTELLECTUAL PROPERTY LICENSING GROUP, INC.

By: _______________________________
Its: _______________________________

ELEMENTAL BUSINESS, INC.

By: _______________________________
Its: _______________________________

FUTURE NOW CONSULTING, INC.

By: _______________________________
Its: _______________________________

STATE OF _______________	)
) ss:
COUNTY OF _______________	)

On this ___h day of ______________, 2010, before me, personally came _______________, to me known, who being by me duly sworn, did depose and say that he resides in ______________________________, that he is the President of _____________________, the corporation described in and which executed the above instrument; and that he signed his name by authority of the board of directors of said corporation.

Notary Public

EXHIBIT A

NOTICE OF CONVERSION

(to be signed upon conversion of the Debenture)

TO FUTURE NOW GROUP, INC.:

The undersigned, the holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into ___________ shares of Common Stock of Future Now Group, Inc., and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________, whose address is ___________________________________.

Date: ________________________

______________________________ (signature) ______________________________ (address)